SOUTHWESTERN ELECTRIC POWER COMPANY      Exhibit 6
                           P.O. BOX 21106, SHREVEPORT, LA  71156    Page 1 of 3
TELEPHONE NUMBER (318) 222-2141

STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

MARCH 1995 REVISED


A.  NUMBER OF RAIL CARS SERVICED

 SWEPCO    345       PSO    215

B.  AMOUNT OF EXPENDITURES:                       SHARED     SWEPCO      PSO

    COSTS ASSIGNED 100% TO SWEPCO:

1860.4001  Direct Material to SWEPCO Coal Cars             $157,014.83
1860.4018  Stores Salvage - SWEPCO                        ($121,040.36)
1860.4101  Direct Labor to SWEPCO Coal Cars                 $31,160.63
1860.4104  Direct Labor to Rework SWEPCO Material            $6,080.28
1860.4202  Ad Valorem Taxes - SWEPCO Coal Cars              $10,022.00
1860.4204  Ad Valorem Taxes - Facility - Direct - SWEPCO       $175.00
1860.4213  Employee Fringe Benefits - Direct Labor -
             SWEPCO                                         $12,025.15
1860.4230  Payroll Taxes (FICA & UC) - Direct Labor -
             SWEPCO                                          $2,104.80
1860.4238  Depreciation Expense - SWEPCO                         $0.00
1860.4263  Lease - Supplemental Expenses - SWEPCO                $0.00
1860.4270  Outside Maintenance of SWEPCO Coal Cars          $26,212.33
1860.4272  Switching Fees - SWEPCO                               $0.00
1860.4277  Repainting Coal Cars - SWEPCO                         $0.00

                 Total 100% SWEPCO Costs                   $123,754.66


    COSTS ASSIGNED 100% TO PSO:

1860.4002  Direct Material to PSO Coal Cars                          $56,847.37
1860.4015  Inventory Carrying Charges - PSO                           $2,330.64
1860.4019  Stores Salvage - PSO                                     ($39,005.96)
1860.4102  Direct Labor to PSO Coal Cars                             $10,031.42
1860.4103  Direct Labor to Rework PSO Material                        $4,290.85
1860.4205  Ad Valorem Taxes - Facility - Direct - PSO                   $103.00
1860.4214  Employee Fringe Benefits - Direct Labor - PSO              $4,644.08
1860.4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO               $809.58
1860.4239  Depreciation Expense - PSO                                     $0.00
1860.4271  Outside Maintenance of PSO Coal Cars                       $4,077.61
1860.4273  Switching Fees - PSO                                           $0.00
1860.4278  Repainting Coal Cars - PSO                                     $0.00

                Total 100% PSO Costs                                 $44,128.59

                                                                     Exhibit 6
                                                                    Page 2 of 3


    COSTS TO BE SHARED (Ratio of Direct Labor):   SHARED     SWEPCO      PSO


1860.4010  Shop Material                        $2,034.97
1860.4011  Small Tools                          $1,645.62
1860.4012  Facility Maintenance - Material      $1,177.54
1860.4013  Sale of Scrap (Cr.)                      $0.00
1860.4016  Switch Engine Operation and
             Maintenance                       $34,906.25
1860.4017  Equipment Operation and Maintenance  $1,675.73
1860.4020  Stores Salvage - Joint                   $0.00
1860.4110  Supervision                          $9,770.46
1860.4111  Clerical                             $3,579.75
1860.4112  Training and Safety                  $3,839.65
1860.4113  General Shop Labor                  $13,761.74
1860.4114  Facility Maintenance - Labor         $9,781.06
1860.4116  Switch Engine Operation and
             Maintenance                       $10,160.14
1860.4201  Ad Valorem Taxes - Facility          $3,289.00
1860.4203  Taxes - Other                        $1,234.00
1860.4206  Data Processing Charges              $1,157.45
1860.4207  General Office Overhead              $1,031.93
1860.4210  Employee Activities                    $108.83
1860.4211  Employee Expenses                    $2,089.24
1860.4212  Employee Fringe Benefits            $16,713.25
1860.4215  Employee Sick Benefits                   $0.00
1860.4220  Injuries and Damages                     $0.00
1860.4221  Insurance - Liability and Property     $288.31
1860.4225  Maintenance of Facilities
             (Contracted)                           $0.00
1860.4226  Office Supplies and Expenses           $624.31
1860.4232  Payroll Taxes (FICA & UC) - Other    $2,932.64
1860.4233  Special Services                         $0.00
1860.4234  Utilities - Heat, Light, Power and
             Water                             $17,922.47
1860.4235  Utilities - Telephone                  $453.43
1860.4236  Vehicle Expense                          $0.00
1860.4237  Depreciation Expense                     $0.00
1860.4250  Miscellaneous                          $171.68
1860.4262  Lease - Basic - All Except Coal
             Cars                              $32,962.00
1860.4264  Lease - Supplemental Expenses -
             Facility                               $0.00
               Total Costs Shared on Cost Ratio
                  (see computation below)-

         SWEPCO 72.22%  PSO    27.78%         $173,311.45
                                                           $125,165.53
                                                                     $48,145.92


         Capital Recovery on Capital Expenditures not
          Covered Under Lease Agreement (Cost Ratio)                  $3,021.43


                     TOTAL COSTS FOR THE MONTH             $248,920.19
                                                                     $95,295.94

                                                                     Exhibit 6
                                                                    Page 3 of 3


C. COMPUTATION OF COST RATIO:



101, 104 Direct Labor SWEPCO $37,240.91   72.22 %   SWEPCO

102, 103 Direct Labor PSO    $14,322.27   27.78 %   PSO

         Total Direct Labor  $51,563.18  100.00 %